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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 9, 2000



                          NEXTLINK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                          000-22939                  91-1738221
(State or other               (Commission File               (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)



1505 Farm Credit Drive, McLean, VA                                       98004
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 703-547-2000



                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5. Other Events.

     NEXTLINK Communications, Inc. ("NEXTLINK"), Concentric Network Corporation ("Concentric"), Eagle River Investments, L.L.C. ("Eagle River") and NM Acquisition Corp. entered into an Agreement and Plan of Merger and Share Exchange Agreement, dated January 9, 2000 (the "Merger and Exchange Agreement"). The transaction, valued at approximately $2.9 billion, is expected to close in the second quarter of this year.

     Pursuant to the Merger and Exchange Agreement, each share of Concentric Network common stock will be exchanged for $45.00 of NEXTLINK common stock, subject to a collar. The actual number of shares of NEXTLINK common stock to be exchanged for each Concentric Network common share will not be less than 0.495 (if NEXTLINK's average stock price exceeds $90.91), or more than 0.650 (if NEXTLINK's average stock price is less than $69.23).

     The transaction is intended to be tax-free to the NEXTLINK and Concentric Network shareholders and will be accounted for as a purchase. The transaction, which has been unanimously approved by both the NEXTLINK and Concentric Network Boards of Directors, is subject to approval by Concentric Network's stockholders. Eagle River, the holder of a majority of NEXTLINK's voting power, has agreed to approve the transaction. The parties expect to obtain consent of Concentric's bond and preferred stock holders to the transaction, but have reserved the right to restructure the transaction so that these consents will not be required. The transaction is subject to certain other customary closing conditions, including regulatory approvals.

     The Merger and Exchange Agreement also implements the previously announced acquisition by NEXTLINK of Eagle River's 50 percent ownership interest in INTERNEXT LLC.

     The foregoing summary of the Merger and Exchange Agreement and the transactions contemplated in connection therewith does not purport to be complete and is qualified in its entirety by all of the terms and provisions of the Merger and Exchange Agreement, a copy of which is attached hereto as Exhibit
10.1 and incorporated by reference herein.



Item 7. Financial Statements and Exhibits.

     (a) - (b)  None.

     (b)  Exhibits.

     10.1 Agreement and Plan of Merger and Share Exchange Agreement, dated January 9, 2000, by and among Concentric Network Corporation, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C.
              and NM Acquisition Corp.

     99.1     Press Release of NEXTLINK Communications, Inc. dated
              January 10, 2000.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEXTLINK COMMUNICATIONS, INC.



                                        By: /s/ Gary Begeman
                                            ------------------------------
                                            Name: Gary Begeman
                                            Title:  Vice President

January 10, 2000